Exhibit 99.3 Lender Presentation January 2026

Disclaimer Safe Harbor Statement This presentation and the accompanying oral discussion contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are generally identified by the use of forward-looking terminology, including the terms anticipate, “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements include, among others, statements regarding: (1) our strategy, outlook and growth prospects; (2) our operational and financial targets and capital allocation policy; (3) general economic trends, global policy, including tariff policy, trends in our industry and markets and their expected impacts on Columbus McKinnon; (4) the amount of debt to be paid down by Columbus McKinnon during the 2026 fiscal year and the amount of cost and revenue synergies expected to be achieved after the completion of the Kito Crosby acquisition; (5) the expected benefits of the Kito Crosby acquisition; (6) the expected future financial results of the combined companies and (7) the expected timing for the closing of the Kito Crosby acquisition and the Divestiture. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Columbus McKinnon to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, (1) risks relating to the competitive environment in which we operate; (2) the risk that the cost synergies and any revenue synergies from the Kito Crosby transaction may not be fully realized or may take longer than anticipated to be realized; (3) the risk that the integration of Kito Crosby's business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby's business into its own, including as a result of unexpected factors or events; (4) risks regarding the ability of Columbus McKinnon and Kito Crosby to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Columbus McKinnon after the closing of the transaction or adversely affect the expected benefits of the transaction; (5) the failure of the closing conditions in the purchase agreement for each of the acquisition of Kito Crosby and the Divestiture to be satisfied, or any unexpected delay in closing such transactions or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement relating to each of the acquisition of Kito Crosby and the Divestiture; (6) the possibility that the Kito Crosby acquisition or the Divestiture may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) risks related to the general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon and Kito Crosby; and (8) the other risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Non-GAAP Financial Measures and Forward-looking Non-GAAP Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating our performance. Kito Crosby’s Credit Agreement Adjusted EBITDA represents Adjusted EBITDA as adjusted for CMCO’s Credit Agreement. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures are noted and reconciliations of comparable GAAP measures with non-GAAP financial measures can be found in tables included in the Supplemental Information portion of this presentation. 2

1 Executive Summary

Executive Summary

- Columbus McKinnon Corporation ("Columbus McKinnon," "CMCO" or the "Company" and, after the Transaction described herein, the "combined Company") is a global market leader in material handling and a leading global hoist manufacturer
  - For the TTM period ended 9/30/2025, the Company generated Net Sales and Credit Agreement Adjusted EBITDA[1,2] of $978M and $146M, respectively
- On February 10, 2025, the Company entered into a definitive agreement to acquire Kito Crosby Limited ("Kito Crosby") for an aggregate purchase price of $2.7B (the "Transaction"), subject to customary adjustments
  - The Transaction is expected to be funded via a combination of up to $2,550M in new debt financing and $800M in a perpetual convertible preferred equity investment from CD&R
  - The debt financing is expected to consist of a new 7-year $1,325M Term Loan B as well as up to a new $1,225M Senior Secured Debt raise, with a $500M Revolving Credit Facility at close[3]
  - Shortly after the closing of the Transaction, the Company's pending divestiture of its U.S. power chain hoist manufacturing facility in Damascus, Virginia, its chain manufacturing facility in Lexington, Tennessee and certain other assets (the "Divestiture") is anticipated to close with gross proceeds of approximately $210M of cash plus a potential earn out of $25M
    - Net proceeds are expected to be approximately $160M, after approximately $50M of expected taxes and transaction related costs
    - Net proceeds are anticipated to be used to pay down the Term Loan B
- The Company believes the Transaction presents a compelling strategic rationale and sets the Company up for its next stage of growth and is expected to:
  - Increase scale substantially and extend leadership in the core lifting market
  - Strengthen financial profile, expanding Adjusted EBITDA Margin and bolstering cash flow generation
  - Create significant opportunities for synergies through procurement, facility optimization and SG&A savings, with revenue synergies as an upside
  - Long-term target remains 2.0x Net Leverage Ratio
- For the TTM period ended 9/30/2025, the pro forma combined Company generated ~$2.0B in annual net sales at a ~22% Pro Forma Adjusted EBITDA Margin[1,4]
- CD&R as-converted ownership at close is expected to be approximately 42.5% of the combined Company

Note: [1] Credit Agreement Adjusted EBITDA, Pro Forma Adjusted EBITDA, Credit Agreement Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin are non-GAAP financial measures. See definitions and reconciliations at the end of this Presentation; [2] Reflects standalone TTM 9/30/2025 Credit Agreement Adjusted EBITDA, not pro forma for the Divestiture or the Transaction; [3] A portion of the RCF, up to $75M, may be drawn at the Transaction closing due to cash and net working capital held by Kito Crosby pursuant to the Transaction; [4] Reflects TTM 9/30/2025 Pro Forma Adjusted EBITDA Margin, adjusted for the Divestiture and the Transaction, with ~$70M of estimated annual net run rate cost synergies included (the "Annual Net Run Rate Cost Synergies"); Credit Agreement Adjusted EBITDA for TTM 9/30/2025, adjusted for the Transaction and the Divestiture, is referred to as "Pro Forma Adj EBITDA" throughout the presentation

CMCO INTELLIGENT MOTION Columbus McKinnon
4

Sources & Uses and Capitalization

Sources & Uses

Sources	($M)	Uses	($M)
New $500M Revolving Credit Facility due 2031[4]	$26	Refinance existing debt	$426
New Term Loan B due 2033	1,325	Kito Crosby purchase price	2,700
New Senior Secured Debt	1,225	Kito Crosby net working capital adjustment	25
PIPE Preferred Convertible Equity	800	Kito Crosby cash acquired	50
		Other (including fees & expenses)[1]	175
Total sources	**$3,376**	**Total uses**	**$3,376**

Sources	($M)	Uses	($M)
Estimated net proceeds from the Divestiture[2]	$160	Pay down Term Loan B	$160
Total sources	**$160**	**Total uses**	**$160**

Capitalization

($M)	Actual (as of 9/30/2025)	Adj.	As Adj.	Divestiture Adj.	As Further Adj.[8]	xTTM As Further Adj. EBITDA
Cash & cash equivalents	$28	*50*	$78		$78	
$175M Revolving Credit Facility due 2028[3]	-				-	
New $500M Revolving Credit Facility due 2031[4]		***26***	***26***		26	
Term Loan B due 2028[5]	426	*(426)*	-		-	
New Term Loan B due 2033	-	***1,325***	***1,325***	***(160)***	***1,165***	
New Senior Secured Debt	-	***1,225***	***1,225***		1,225	
Capital lease	12		12		12	
Total debt	**$438**		**$2,588**		**$2,428**	**5.7x**
Net debt	**$410**		**$2,510**		**$2,350**	**5.5x**
PIPE Preferred Convertible Equity		***800***	***800***		800	
Common Stock Equity (as of 1/13/2026)	575		575		575	
Total equity	**$575**		**$1,375**		**$1,375**	
Total capitalization	**$1,014**		**$3,964**		**$3,804**	**8.9x**
Enterprise value	**$986**		**$3,886**		**$3,726**	**8.7x**
CMCO TTM 9/30/2025 Credit Agreement Adjusted EBITDA[6]					**$96**	
Kito Crosby TTM 9/30/2025 Credit Agreement Adjusted EBITDA					262	
Estimated Annual Net Run Rate Cost Synergies[7]					71	
TTM 9/30/2025 Pro Forma Adjusted EBITDA					**$429**	

Note: Credit Agreement Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures; see definitions and reconciliations at the end of this Presentation. Figures may not foot due to rounding. AR Securitization facility is excluded from total debt calculation per the Credit Agreement throughout the presentation; [1] Reflects adjustments for tax attributes, pension liabilities treated as debt, and fees and expenses (which include debt financing fees, PIPE financing fees, M&A fees, and diligence fees); [2] Net proceeds after estimated tax and transaction-related costs; [3] RC balance excludes LCs outstanding; [4] A portion of the RCF, up to $75M, may be drawn at the Transaction closing due to cash and net working capital held by Kito Crosby pursuant to the Transaction; [5] Balance reflects 12/31/2025 amortization payment; [6] Reflects deduction of EBITDA contribution of the Divestiture; see definitions and reconciliations at the end of this Presentation; [7] Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis, 3 years forward; [8] Reflects expected application of sources and uses as of the date of this Presentation, which may differ from, and is based on different assumptions from, the unaudited pro forma condensed combined financial information prepared by the Company in accordance with Article 11 of Regulation S-X. On a pro forma basis after giving effect to the Senior Secured Notes and the use of proceeds therefrom, the entry into and the borrowings under the Term Loan B and Revolving Credit Facility and the use of proceeds therefrom, the PIPE Preferred Convertible Equity and the use of proceeds therefrom, the consummation of the Transaction, the consummation of the Divestiture and the use of proceeds therefrom, the repayment of Kito Crosby's existing debt and the payment of fees and expenses in connection with each of the foregoing, as if each transaction had occurred on September 30, 2025 (all in millions), (i) Cash & cash equivalents is $87, (ii) Revolving Credit Facility is $0, (iii) Total debt is $2,425, and (iv) PIPE Preferred Convertible Equity is $788. In addition, Net Debt and Secured Net Debt pursuant to the New Senior Secured Credit Agreement would each be $2,315M, and the ratio of Net Debt : Adjusted EBITDA and Secured Net Debt : Adjusted EBITDA pursuant to the New Senior Secured Credit Agreement would each be 5.4x.

5

2 Company Overview

CMCO is a Global Market Leader in Intelligent Motion Solutions for Material Handling

- **Leading global lifting and automation company providing professional-grade solutions for solving customers' critical material handling requirements**
- **Enhancing strategic position through expansion into secular growth categories and positioned to capitalize on megatrends in lifting, precision conveyance, automation and linear motion**
- **Delivering growth and margin expansion and executing our transformation through our growth framework, Columbus McKinnon Business System ("CMBS") and 80/20 Process**

Total Addressable Market[1]	World-Wide Employees	Year History
$35B	~3,400	150+

TTM Net Sales[2]	5 Year TTM Sales Growth CAGR[2]	TTM Credit Agreement Adj. EBITDA Margin[2,3]	TTM Free Cash Flow Conversion[2,3]
$978M	~7%	~15%	>100%

TTM PRODUCT MIX[2]



Linear Motion 10%
Automation 13%
Precision Conveyance 16%
Lifting Solutions 62%
NET SALES

TTM GEOGRAPHIC MIX[2]



LatAm 4%
APAC 6%
EMEA 29%
North America 61%
NET SALES

TTM VERTICALS MIX[2]



Other[4] 12%
Chemical & Paper Processing 4%
Oil & Gas 5%
Aerospace & Gov't 5%
Construction 6%
Food, Beverage & Consumer 8%
Energy & Utilities 8%
General Industrial 22%
Manufacturing & Material Handling 16%
Transportation 14%
NET SALES

Seasoned Leader with Extensive History of Safely, Efficiently and Ergonomically Positioning Materials

Note: All figures are shown for Columbus McKinnon standalone and do not reflect the Divestiture or the Transaction; [1] Per Industry Research and management estimates; [2] Financial data represents TTM ended September 30, 2025; [3] Credit Agreement Adjusted EBITDA Margin and Free Cash Flow Conversion are non-GAAP financial measures. See definitions and reconciliations at the end of this Presentation; [4] Other represents Life Sciences/Pharma (3%), Elevator (2%), Metals Processing (2%), Entertainment (2%), E-Commerce (2%) and Forestry (1%) for the TTM ended September 30, 2025

7

Intelligent Motion Solutions

Four Categories of Solutions to Address Customers' Unique Motion Control Needs

LIFTING



~$21.6B TAM

- Leading global position in lifting
- Lifting capacity from 1/8 ton to ~275 tons
- Manual chain, electric chain and wire rope hoists
- Reliable, high-quality products
- End-to-end digital solutions



PRECISION CONVEYANCE



~$6.1B TAM

- Develops and manufactures complex logistics solutions connecting robots and workspaces with asynchronous conveying technology
- Precision Conveyance provides growth platform in fragmented market
- Tailwinds from megatrends like automation, onshoring, and growth of ecommerce and electrification

AUTOMATION



~$4.6B TAM

- Design and develop drives and controls for lifting, linear motion and conveying systems
- Used in intelligent material handling solutions from ceiling to floor across entire product portfolio
- Solutions designed to increase uptime, enhance productivity and improve customer safety

LINEAR MOTION



~$2.5B TAM

- Linear actuators with lifting capacity up to 50 tons, screw jacks, rotary unions and super cylinders
- Demonstrated leadership and differentiated offering
- Serving a breadth of end uses and applications from rail to warehousing to defense

$35B Total Addressable Market with Tailwinds from Megatrends in Attractive Verticals

Source: Industry Research and management estimates

8

Strong Track Record of Creating Value Through M&A and Executing on Synergies Legend: Acquisition Divestiture December 2021 September 2015 January 2017 April 2021 December 2021 M Ma ay y 2023 2023 February 2025 January 2017 April 2021 Acquisition of STAHL Acquisition of Dorner for Acquisition of Magnetek, CraneSystems from $485M advances Intelligent Acquisition of Garvey for Acquisition of montratec Announced the acquisition Inc. for $182M added Konecranes for $218M Motion strategy and $74M expands conveying for $110M expands of Kito Crosby for $2.7B automation capabilities strengthens leading global creates platform for solutions platform precision conveyance and position in lifting solutions scalable growth automation M&A Pipeline Target Screen 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Acquisition Committee Feedback Outreach Due Diligence December 2018 February 2019 February 2019 January 2026 Decision Divestiture Tire Shredder Announced divestiture of Divestiture of Tire Shredder Divestiture of Crane Programmatic Divestiture of Stahlhammer U.S. power chain hoist and Business Equipment and Service, Inc. Bommern GmbH chain operations M&A Transforming Columbus McKinnon into a Top-Tier, Higher Growth, Higher Margin Enterprise 9

Unlocking CMCO’s Potential Business System and Core Growth Framework to Transform CMCO CMBS GROWTH FRAMEWORK Positioning CMCO for the Next Phase of its Value Creation Journey • Geographic expansion: CMCO to expand across APAC and Kito Crosby to expand across LatAm and EMEA • Cash flow generation enables reinvestment in the flywheel of growth over time Solidifying CMCO’s Leading Positioning in Lifting Solutions • Growth in resilient hardware and consumables categories • Increase in breadth and depth of product offerings • Invest to become a one-stop-shop for our customers Kito Crosby Improves Scale and Delivers on Our Growth Framework; Combined Capabilities Further Enhance CMBS 10

CONFIDENTIAL

The Divestiture Overview

GEOGRAPHIC PERIMETER DETAIL


Perimeter

THE DIVESTITURE PERIMETER

Damascus, VA Facility		~100K	Manufacturing Footprint (sq. ft.)
		~170	Total employees
Lexington, TN Facility		~165K	Manufacturing Footprint (sq. ft.)
		~90	Total employees
Rock Lititz, PA Facility	Rock Lititz is a leased production training campus designed for the live entertainment industry		
Corporate Team	Supporting roles in sales, marketing, engineering, etc. transition to the new company	~40	Total employees

KEY STATISTICS[1]

TTM 9/30/2025 Net Sales	TTM 9/30/2025 Adjusted EBITDA
$135.3M	$49.6M

DIVESTITURE PRODUCT LINE OVERVIEW[2]


Electric / Air
Lodestar
JLC
EC
Shopstar
Budgit 2200 / 6000
Prostar
SLE
Lodestar XL
Powerstar
ShopAir
Valustar
SLA
Battery
BATTERYSTAR
BatteryStar
Hand Chain / Lever
Zephyr
Cyclone
Series 640 Puller
Trolleys
Series 635 Trolley
Budgit Trolley
Chester Push Trolley
VT Manual Trolley
Series 632 Trolley

Note: [1] Represents results as consolidated with Columbus McKinnon financials; standalone adjusted figures will vary; [2] Representative sampling of included product lines and brands, not intended to be a full list of divested product lines, brands, or intellectual property

11

Kito Crosby is a Pioneer and Global Leader in Lifting and Securement

KITO CROSBY™

- **Leader in "below-the-hook" Lifting & Securement Consumables, which are relatively low cost products and components for critical safety functions and require frequent replacement due to inspection requirements**
- **Complementary business in "above-the-hook" Installed Lifting Solutions, which are industrial hoist and crane systems that lift, move and position objects**
- **Significant presence in APAC and complementary nature of end markets bolster the pro forma business**

Total Addressable Market[1]	World-Wide Employees	Year History
$22B	~4,000	250+

Channel Partners	Net Sales[2]	5 Year Pro Forma Sales Growth CAGR[3]	Credit Agreement Adj. EBITDA Margin[2,4]
4,000	~$1.1B	~5%	~24%

PRODUCT MIX[5]



Technology & Specialty Solutions 14%
Lifting & Securement Consumables 54%
NET SALES
Installed Lifting Solutions 32%
Low ASP consumables portion will drive more recurring sales for pro forma business

GEOGRAPHIC MIX[2]



LatAm 3%
APAC 19%
NET SALES
North America 58%
EMEA 20%

VERTICALS MIX[2]



Energy & Utilities 6%
Other[6] 12%
Infrastructure 17%
Transportation 15%
Food, Beverage & Consumer Goods 6%
NET SALES
Construction 7%
Manufacturing 14%
Metals & Mining 12%
Oil & Gas 12%

Leading Portfolio with Some of the Most Recognized Brands in the Industry

CMCO INTELLIGENT MOTION

Note: [1] Per Industry reports and management estimates; [2] Financial data represents Kito Crosby TTM ended September 30, 2025; [3] Represents CAGR from Kito Crosby fiscal year ended December 31, 2020, to TTM ended September 30, 2025; [4] Credit Agreement Adjusted EBITDA Margin is a non-GAAP financial measure. See definition and reconciliation at the end of this Presentation; [5] Financial data represents estimated mix for Kito Crosby TTM ended September 30, 2025; management estimates extrapolated from currently available data set; [6] Other represents Aerospace & Government (5%), E-Commerce (2%), Entertainment (1%) and other verticals (5%)

12

Kito Crosby is a Highly Diversified Industrial Platform… Product Portfolio End Market International Expansion and Unification Expansion Diversification of Operations Foundation for Tech- Product Line Expansion Product Line Expansion Product Line Expansion Product Line Expansion Enabled Lifting Solutions January 2019 January 2020 April 2021 May 2021 August 2024 2019 2020 2021 2022 2023 2024 Transformational Product Line Expansion Product Line Expansion Transformational May 2019 July 2020 December 2021 January 2023 Legend: New Products New End Markets Geographic Expansion 13

…with Exposure to Attractive, Growing End Markets 1 OVERVIEW OF END MARKET EXPOSURE 2024E – 2029E CAGR 2 Other Infrastructure 4 – 5% Market Growth Energy & Utilities Significant government investment in revitalization Infrastructure Manufacturing 5 – 6% Corporates leading re-shoring initiatives, supporting Market Growth legislation 12% Food & Beverage 17% 3 – 4% Oil & Gas Market Growth Capex underinvestment relative to demand 6% Metals & Mining 6% 5 – 6% Electrification and energy storage require significant Market Growth 15% Transportation Construction consumption of key minerals 7% Construction 4 – 5% Datacenter and semiconductor investments; new Market Growth warehouse builds Manufacturing 12% 14% Food and Beverage 6 – 7% Metals & Mining Population growth, increasing food security focus and 12% Market Growth sustainability initiatives Energy & Utilities 6 – 7% Oil & Gas Market Growth Energy transition investments 5 – 6% Entertainment Market Growth Pent-up investment and replacement spend 1 Note: Financial data represents; estimated mix for Kito Crosby TTM ended September 30, 2025; management estimates extrapolated from currently Source: Oxford Economics; L.E.K. research and analysis as of November 2024 2 available data set; Other represents Aerospace & Government (5%), E-Commerce (2%), Entertainment (1%) and Other verticals (5%) 14

…and a Leading Portfolio Serving a Broad Spectrum of Lifting and Securement Needs

KITO CROSBY

	TTM 9/30/2025 Net Sales[1]	Select Products	Select Average Selling Price ("ASP")	Key Brands
Lifting & Securement Consumables *"Below-the-hook"*	 54%	 Shackles  Manual Chain Hoists	Lifting Shackle: ~\$30 Lever Chain Hoists: ~\$500	KITO, Crosby, Gunnebo Industries, Peerless, Speedbinders
Installed Lifting Solutions *"Above-the-hook"*	 32%	 Powered Chain Hoists  Light Cranes	Electric Chain Hoists: ~\$3k Portal Crane Systems: ~\$5k	KITO, Harrington, Acco, KITO Erikkila, eepos
Technology & Specialty Solutions *"Specialized technologies"*	 14%	 Load Cells  Cameras	Digital Dynamometer: ~\$3k Camera System: ~\$10k	Crosby | Blokcam, Crosby | airpes, Crosby | SP

Note: [1]: Financial data represents estimated mix for Kito Crosby TTM ended September 30, 2025; management estimates extrapolated from currently available data set.

15

Kito Crosby Acquisition Update

COLUMBUS McKINNON + KITO CROSBY™ – Divestiture

Compelling Strategic and Financial Rationale

- **Enhances scale and strengthens competitive position** – broader product portfolio, enhanced operational capabilities and geographic reach that lead to improvements in customer experience
- **Growth supported by tailwinds from industry megatrends** – automation, reshoring and infrastructure investment tailwinds to drive long-term growth and competitive differentiation
- **Highly attractive financial profile** – combination expected to approximately double the size of the company with 22% Pro Forma Adjusted EBITDA Margin[1]
- **Value creation with significant synergies** – substantial cost savings + potential upside from revenue synergies
- **Strong cash flow enables de-leveraging** and capacity to reinvest in intelligent motion strategy over time

Pathway and Progress to Close

- ✓ **13 of 14 regulatory and financial filings approved and U.S. HSR filing submitted**
- ✓ **Integration planning progress continued** with cross-functional synergy planning meeting, site visits and leadership meetings
- ✓ **Signed definitive agreement for the Divestiture** with targeted close in Q1 CY2026
- **Continue to work expeditiously with the Antitrust Division of the U.S. Department of Justice** to clear the way to close the Kito Crosby acquisition in Q1 CY2026
- **Integration planning continues** with focus on synergy achievement and business integration; action dedicated Integration management office

Continuing Integration Readiness Planning; Close Expected in Q1 CY2026

Note: [1] Reflects pro forma TTM 9/30/2025 Pro Forma Adjusted EBITDA Margin, adjusted for the Transaction and the Divestiture, inclusive of ~$70M of estimated Annual Net Run Rate Cost Synergies; Pro Forma Adjusted EBITDA Margin is a non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

CMCO INTELLIGENT MOTION Columbus McKinnon
16

Highly Compelling Combination for All Stakeholders

COLUMBUS McKINNON + KITO CROSBY™ − Divestiture

Holistic Provider of Intelligent Motion Solutions in Materials Handling

~$2.0B	~35%	~$70M	22%	>100%
Net Sales	of Sales from Consumables	Est. Annual Net Run Rate Cost Synergies	Pro Forma Adjusted EBITDA Margin[1,2]	Pro Forma Free Cash Flow Conversion in the Near Term[1,3,4]
Scaled Platform & Footprint Enhances Competitiveness	Geographic Diversification & Increased Portfolio Resiliency	With Upside for Potential Revenue Synergies	Top-Tier Margin Profile Among Industrial Companies	Cash Flow Enables De-Leveraging

Note: Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis. Reflects the Transaction and the Divestiture; [1] Pro Forma Adjusted EBITDA Margin and Free Cash Flow Conversion are non-GAAP financial measures. See definitions and reconciliations at the end of this Presentation; [2] Reflects TTM 9/30/2025 Pro Forma Adjusted EBITDA margin, adjusted for the Transaction and the Divestiture, inclusive of ~$70M of estimated Annual Net Run Rate Cost Synergies; Pro Forma Adjusted EBITDA Margin is a non-GAAP financial measure; see definition and reconciliation at the end of this Presentation; [3] Free Cash Flow Conversion is defined as net cash provided by (used for) operating activities less capital expenditures over net income. While the Company expects Pro Forma Free Cash Flow Conversion of greater than 100% over time inclusive of synergies, the Company expects that metric may be impacted in the short-term by one-time costs; [4] Target metrics are based on a variety of estimates and assumptions and are subject to risks and uncertainties and should not be relied upon as necessarily indicative of future results

INTELLIGENT MOTION Columbus McKinnon
17

3 Key Credit Highlights

Key Credit Highlights

#	Highlight	Details
1	Materially increases scale	• Transforms business risk profile by leveraging scale for enhanced stability and growth, laying a strong foundation for operational excellence and strategic investments • Scale enables investment in digital capabilities, enhancing customer experience and expanding margins
2	Enhanced competitive position and incremental recurring sales	• Strengthens Columbus McKinnon's position as a one stop shop in material handling solutions leveraging collective strengths of the combined business • Introduces greater mix of low ASP and high-replacement consumables that drive incremental recurring sales
3	Complementary product portfolios and geographic footprints	• Meaningfully diversifies geographic sales with Kito Crosby's APAC presence, enabling the Company to navigate economic volatility and establish durability through cycles • Adds significant recurring sales from non-discretionary spending through Kito Crosby's "below-the-hook" Lifting & Securement business driven by safety-critical replacement parts
4	Additional value creation with significant cost synergies and revenue synergy upside	• Targeting ~$70M in Annual Net Run Rate Cost Synergies through operational initiatives such as footprint and SKU consolidation • Potential revenue synergy upside through cross selling and bundling products and access to additional vertical markets & channels • Expanded international footprint enables delivery of a broader product suite to regions with untapped potential
5	Attractive financial performance and cash flow generation which enables de-leveraging	• Pro forma combined Company expected to double its net sales with top-tier margin profile • CapEx-light operating models and flexible working capital structures enable cash flow resiliency • Complementary cash flow profiles support more consistent and resilient cash flow generation, with de-leveraging as the top capital allocation priority
6	Secured equity financing with a highly credentialed partner	• Third time Columbus McKinnon has raised equity to support growth over past ten years • Provides a committed partner with deep operational expertise • CD&R will invest $800M through a PIPE and will own 42.5% of the pro forma Company with customary share lock-up and standstill provisions
7	Long-term vision backed by proven leadership	• Led by a seasoned management team with a strong track record of M&A integration and de-leveraging • Deep bench strength across commercial, operational and financial functions • Dedicated team leading integration process, further supported by external consultants

COLUMBUS McKINNON

KITO CROSBY

Note: Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis

19

Enhances Scale Delivering Commercial and Operational Excellence 1 SIGNIFICANT BENEFITS TO SCALE Application of Columbus McKinnon Business System including 80/20 Process, enhanced by Kito Crosby Lean expertise, to drive commercial and operational excellence Enhanced breadth and depth of product offerings with leading customer service Broad market presence across key vertical markets and geographies Greater capacity to invest in tools, technology and resources Strong Free Cash Flow and significant liquidity to reinvest in future growth Reduced margin volatility through cycles 20

1 Creates Scaled Platform with Leading EBITDA Margins

= CMCO = Kito Crosby = Motion Control Peers = Legacy Peers



TTM 9/30/2025 Net Sales
$978
$1,723
$1,953[1]
$1,111
$843
$2,160
$3,258
$3,914
$4,544
$4,864
$5,344
$5,872
CMCO Columbus McKinnon
Prior to Acquisition and Divestiture
RBC Bearings
CMCO Columbus McKinnon
Pro Forma
Manitowoc
JBT 2
HYSTER-YALE
TIMKEN
KONECRANES 6
TEREX
RegalRexnord



TTM 9/30/2025 Adjusted EBITDA Margin[3]
3.7%
5.9%
13.2%
14.9%[4]
16.9%
17.0%
18.2%
22.0%[5]
22.1%
31.9%
HYSTER-YALE
Manitowoc
TEREX
CMCO Columbus McKinnon
Prior to Acquisition and Divestiture
JBT 2
KONECRANES 6
TIMKEN
CMCO Columbus McKinnon
Pro Forma
RegalRexnord
RBC Bearings

Source: Company filings, Investor presentations, FactSet

Note: [1] Pro forma for the Transaction and the Divestiture, reflecting $135M of Divestiture net sales excluded from CMCO net sales; [2] JBT Marel sales and Adjusted EBITDA margin shown as reported for Marel acquisition, with no incremental true-up adjustments; [3] For comparable presentation purposes, Adjusted EBITDA margin shown with stock based compensation added back for all peers; [4] Reflects standalone Credit Agreement Adjusted EBITDA margin, not pro forma for the Divestiture; Credit Agreement Adjusted EBITDA Margin is a non-GAAP financial measure; see definition and reconciliation at the end of this Presentation; [5] Reflects Pro Forma Adjusted EBITDA margin, adjusted for the Transaction and the Divestiture, inclusive of ~$70M of estimated Annual Net Run Rate Cost Synergies; Pro Forma Adjusted EBITDA margin is a non-GAAP financial measure. See definition and reconciliation at the end of this Presentation; [6] Assumes a 1.15 EUR-USD exchange rate

CMCO INTELLIGENT MOTION
21

1 Prioritizing Digital Enablement Across the Combined Company to Drive Improved Customer Experience

Operational Excellence	**FELIOS Technology – Optimized Production Planning** • Multi-faceted schedule maximization through inventory, labor, and machine hours optimization • Efficiently shorten lead times; enhance on time delivery
Unified Customer	**Salesforce CRM – Single, global view of customer in Salesforce CRM** • Case and sales management • Lead generation
Customer Experience	**Customer Portal** • Enabling customer based CPQ and order management • Part lookup and resource library
Business Intelligence	**Global Analytics Platform – Providing enterprise visibility** • Centralized, secure data lake providing enterprise data • Predicative analytics
Marketing Technology	**Unified Marketing Technology Stack – Delivering a unified web experience** • Parts Information Management (PIM) and Digital Asset Management (DAM) • Content Management System (CMS)
Cybersecurity	**Cybersecurity Stack – Consistent technology across the enterprise** • Proactive and responsive security measures • Business resilience to protect critical data and operations

Leveraging Digital Enablement to Create an End-to-End Customer View with Improved Experience and Operational Execution

CMCO INTELLIGENT MOTION

22

Strengthens Competitive Position Across Products and Markets 2 Increased Pro Forma End Market and Geographic Diversity Tethered to Markets with Strong Tailwinds 1 1 1 GEOGRAPHIES : VERTICAL END MARKETS : PRODUCT PLATFORMS : Linear Motion 2 Other LatAm Other 6% Manufacturing & APAC Conveyance Aerospace & 1% 3% 10% 7% Material Handling 14% Government 16% 4% Crane Construction 7% Consumables 7% Transportation 35% TSS Metals & Mining NET SALES 15% NET SALES NET SALES 8% EMEA 7% 26% North America Food, Beverage & Drives and 57% Consumer Goods Infrastructure Controls 7% 9% 8% Energy & Utilities General Oil & Gas Hoist 7% Industrial 9% 29% 8% Leadership Position in Lifting; Diversified End Markets with Strong Market Complementary Footprint in EMEA and APAC Platform to Grow in Intelligent Motion Presence in Key Verticals 1 2 Note: Figures may not foot due to rounding. Based on Columbus McKinnon and Kito Crosby Management Estimates; Financial data TTM ended September 30, 2025, pro forma for the Divestiture; Other verticals include: Chemical & Paper Processing (2%), E-Commerce (2%), Life Sciences/Pharma (1%), Elevator (1%), Metals Processing (1%), Forestry (1%) and other verticals 23

② Growth Supported with Tailwinds from Industry Megatrends

Growth Supported by Exposure to Secular Megatrends Across the Full Portfolio

- Labor Shortages & Automation
- Industrial Resurgence & Growth
- Infrastructure Investment
- Safety & Sustainability Focus
- Nearshoring & Supply Chain Resilience



Lifting

- Broad increased global demand for lifting solutions
- Heightened emphasis on productivity, uptime and safety



Automation

- Key enabler of productivity and safety improvements
- Ceiling to floor applications support customer requirements



Precision Conveyance

- Increased demand for specialized solutions
- Tailwinds from automation and electrification trends



Linear Motion

- Bolsters a comprehensive intelligent motion portfolio
- Channel access to specialty verticals

Semiconductors	Auto and EV	Pharma	Technology	Industrials	Food and Bev.
intel, tsmc, micron	Ford, HYUNDAI, STELLANTIS, TESLA	Lilly, NOVARTIS	Apple, NVIDIA, Meta, Microsoft	CATERPILLAR, GE, JOHN DEERE	MARS

Several Notable Players Across Multiple Industries Have Announced Plans to Nearshore Operations

CMCO INTELLIGENT MOTION Columbus McKinnon

24

Kito Crosby Significantly Enhances Columbus McKinnon's Consumables Offering, Increasing the Combined Company's Presence Down the Value Chain

2

NET SALES BY PRODUCT[1]



Global Net Sales ($M)
Lifting
Combined
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Other
Linear Motion
Drives & Controls
Conveyance
Crane
Consumables
Hoist
Technology & Specialty Solutions
Crane
Consumables
Hoist
Other
Technology & Specialty Solutions
Linear Motion
Drives & Controls
Conveyance
Crane
Consumables
Hoist
2
KITO CROSBY
+ KITO CROSBY
3
- Divestiture

INCREASED BREADTH OF PRODUCT PORTFOLIO

- Provides complementary product lines with potential revenue synergies through the cross selling of differentiated product offerings
- Enables Columbus McKinnon and Kito Crosby customers to easily move up and down the value chain with a sole provider for all lifting needs
- Existing customer base of both businesses provides a clear avenue for continued growth through new offerings

Complementary Product Portfolios Offer Potential Cross-Selling Opportunities, as Columbus McKinnon Becomes One-Stop-Shop Throughout the Value Chain

Note: [1] Based on Columbus McKinnon and Kito Crosby Management Estimates. Financial data represents TTM ended September 30, 2025; [2] Does not reflect the impact of the Divestiture; [3] Adjusted for the impact of the Divestiture;

25

② Business Combination and Scale Promote Portfolio Resilience

Lower Fixed Cost as % of Net Sales

Factory fixed cost synergies

- Footprint optimization enables savings on facility costs and indirect overhead costs

RSG&A fixed cost synergies

- Remove SG&A redundancies
- Eliminate duplicate third-party professional services
- Partially offset by dis-synergies

~$70M of est. Annual Net Run Rate Cost Synergies represents ~350 bps of margin improvement based upon TTM 9/30/2025 pro forma results

Increased Lifting Securement Net Sales (Consumables)

- Approximately half of the portfolio has sub-$500 average selling prices for mission-critical applications, where safety is paramount and failure is not an option
  - Generally carry a higher margin profile
- Wear components require replacement to meet stringent safety standards resulting in less cyclicality
- As a result, the demand profile of consumable components is more consistent amid downcycles
  - Broad-based, recurring demand across the full lifecycle of industrial activity:
    - Initial new facility construction and equipment outfitting
    - Maintenance of ongoing facility operations
    - Investment into and upgrading of existing facilities

Resilient demand profile of consumables supports resilience for the combined business

Increased Scale Drives Greater Margin Predictability Through Fixed Cost Leverage, Which Combines with Higher Consumables Mix to Support Resiliency

Note: Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis

26

Pro Forma Platform Provides Product and Geographic Diversification, Enabling 3 Durability Through Cycles 1 1 Net Sales by Product Platform Net Sales by Region Other LatAm Linear Motion APAC 1% 3% 13% 7% Hoist PRO FORMA COMPANY PRO FORMA COMPANY North 33% Drives & America Linear Motion Controls 56% LatAm Other 6% 19% 3% 1% EMEA APAC Conveyance 33% 14% 7% Crane Hoist 7% Consumables Conveyance 29% Crane 10% 16% 8% Technology & Specialty Solutions 8% North EMEA Drives & TSS LatAm America Controls 26% 14% 3% 57% Hoist 8% APAC 25% Crane 19% 7% Consumables 35% EMEA North 20% America Consumables 58% 54% Enhanced Portfolio Across Industrial Segments with Attractive End Markets Poised to Deliver a Superior Customer Value Proposition Across Supported by Leading Market Positions a Broader and Deeper Set of Geographies 1 Note: Figures may not foot due to rounding. Based on Columbus McKinnon and Kito Crosby Management Estimates; Financial data represents TTM ended September 30, 2025; CMCO financial data is pro forma for the Divestiture 27

Kito Crosby's Safety-Critical, Consumable-Oriented Products Form Bedrock of Non-Discretionary Replacement Demand

3

KITO CROSBY'S NET SALES DISTRIBUTION BY ASP RANGE[1]

Estimated per current product portfolio



>$5k
14%
<$100
35%
> 50% Sales
< $500 ASP
$500-5k
28%
$100-500
23%

Higher volume, lower ASP products with replacement demand driven by product wear and duty cycle, a focus on safety and inspections and a bias for replacement mindset

SELECT KITO CROSBY PRODUCTS

Increasing Volume

Category	Select Product		ASP[2]
Shackles	*Crosby Lifting Shackle*		~$30
Clips	*Crosby Wire Rope Clip*		~$7
Hooks	*Gunnebo Sling Hook*		~$50
Manual Chain Hoist	*Kito LB Lever Hoist*		~$500
Cargo Control	*Speedbinders Load Binder*		~$130
Power Chain Hoists	*Kito Electric Chain Hoists*		~$3k
Blocks & Sheaves	*McKissick Snatch Block*		~$1k
Load Monitoring	*SP Radiolink Plus Wireless Dynamometer*		~$3k

Note: [1] Excludes Chains, Service, Spare Parts, Other and Unassigned products, based on CY2023 Revenues; [2] Represents ASP of Select Product

28

③ Kito Crosby Serves Mission-Critical Scenarios Where Safety and Reliability are the Highest Priority

Trusted in the Most Severe and Demanding Environments

	First Responder Rescue	Spaceship Construction	Power Plant Construction
Situation	 ***Firefighters and rescue workers leverage the innovative and flexible Rapid Rescue Chain kit daily in their rescue operations***	 ***Customers utilize Kito Crosby's lifting and securement consumables to stabilize, transport and assemble its vessels***	 ***Power plants employ Kito Crosby products for the construction of power plants, including nuclear reactors***
Kito Crosby Solutions Deployed	 ***Shackles***  ***Slings***  ***Hooks***	 ***Master Links***  ***Slings***  ***Turnbuckles***	 ***Shackles***  ***Lever Hoist***  ***Chains***  ***Hand Chain Hoist***
Why Kito Crosby Wins	✓ Versatile deployment allows for rapid operation in time critical situations ✓ Industry leading brand reputation and reliability for first responders	✓ Products designed to integrate multiple functions in each component ✓ Optimize rigging speed time and improve ergonomic lifts ✓ Reduce weight and increase strength of slings relative to competition	✓ Sensitive operations require products from the most trusted and premium brand in the industry ✓ Complementarity, versatility and breadth of Kito Crosby product offerings

29

③ Leveraging Regional Strengths and Opportunities of Each Business in the Combined Company

North America

CMCO — Columbus McKinnon: 56% of Sales

- Strong presence across the United States and Canada
- Broad product portfolio, but relatively limited consumables offering

\+

Kito Crosby: 58% of Sales

- Strong domestic sales team located for major markets
- Leading position across both consumables and technology & specialty solutions

- Opportunity to grow within existing markets as well as expand to new markets
- Offer a full portfolio of all products to existing customers that may only have access to select products today
- Realize benefits from onshoring CapEx trends

EMEA

CMCO — Columbus McKinnon: 33% of Sales

- Broad Europe presence, strongest in Germany at 10% of sales
- Particular strength in engineered to-order solutions
- Growing presence in the Middle East and Africa, particularly in UAE and South Africa

\+

Kito Crosby: 20% of Sales

- Strong position in lifting chain, fittings, shackles and manual hoists
- 16 manufacturing and assembly facilities across 11 countries

- Leveraging existing CMCO infrastructure to drive incremental selling opportunities for Kito Crosby products
- Bolster Kito Crosby's presence in France and Germany while benefiting from synergistic growth in the Middle East and Africa
- Expansion opportunities for CMCO's product lines in Sweden, UK and Spain

APAC

CMCO — Columbus McKinnon: 7% of Sales

- Limited sales offerings in key locations
- Primarily focused in Australia, Malaysia, Korea and India

\+

Kito Crosby: 19% of Sales

- Leading position in Consumables & Hoists
- Differentiated position in Japan with strongest presence in high-growth APAC markets (India & Southeast Asia)
- 6% in China (in China, for China strategy)

- Driving cross-sell of CMCO products into APAC region given deep penetration from existing Kito Crosby operations
- Leveraging existing sales teams to enable rapid go-to-market while bringing in expertise where needed to drive growth

LatAm

CMCO — Columbus McKinnon: 3% of Sales

- CMCO investing in infrastructure in LatAm, including a new factory in Monterrey, MX
- Strong presence in Mexico, Brazil, Panama and Uruguay

\+

Kito Crosby: 3% of Sales

- Limited position in Brazil and Mexico

- Expect to leverage CMCO's infrastructure across both businesses to drive growth and expansion in LatAm
- Utilize excess capacity in CMCO's Monterrey, MX plant to support growth, expand margins and minimize potential tariff impacts

Note: Financial data represents sales by destination for the TTM ended September 30, 2025; CMCO financial data is pro forma for the Divestiture

CMCO Intelligent Motion Columbus McKinnon
30

4 Value Creation with Significant Synergies

Summary Of Key Synergy Areas And Corresponding Strategic Initiatives

OVERVIEW

~$80M	—	~$10M	=	~$70M
Expected Annual Gross Cost Synergies		Expected Annual Cost Dis-Synergies		Expected Annual Net Run Rate Cost Synergies

$70M Annual Net Run Rate Cost Synergies

Procurement
- Harmonize supply chain to improve key terms and procurement costs
- Leverage combined spend to benefit from further volume discounts

Facilities
- 80/20 and Lean processes and tools
- Improve manufacturing facility efficiency; optimize for longer standard runs
- Optimize distribution/warehousing for improved customer experience and better freight cost

SG&A
- Eliminate overlapping technology and third-party spend (e.g. auditors, insurance brokers, etc.)
- Eliminate G&A and sales redundancies without impacting customer experience

Additional Upside Expected from Revenue Synergies

- Increase breadth and depth of product offerings to existing customers
- Geographic expansion opportunities:
  - Kito Crosby's strong APAC footprint for CMCO products
  - CMCO's LATAM & EMEA footprint for Kito Crosby products
- Attract new customers with enhanced scale and combined capabilities
- Capture share of wallet by streamlining the customer experience

Note: Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis

31

4

Scale and Rationalization are Expected to Drive ~$70M of Annual Net Run Rate Cost Synergies

Clearly Defined and Actionable Cost Synergies Expected to Result in $70M of Annual Net Run Rate Cost Savings
Excludes Potential Revenue Synergy Upside

Category		Cost synergy potential		Est. cost	Commentary
		% cost out	*$ savings*	*$ cost to achieve*	
COGS	Materials	~1.5-3%	~$12-23M	$2-4M	• Realize more favorable pricing from suppliers through increased scale
	Operations footprint	~4%	~$15-17M	$25-40M	• Rationalize overlap in manufacturing and distribution facilities to optimize fixed costs and variable overhead
	Freight / logistics	~1%	~$0-1M	*Negligible*	• Consolidate shipping volumes to realize operational and pricing efficiencies
	Total (gross)	~2-3%	~$30-40M	~$30-40M	
SG&A	Total (gross)	~8-12%	~$40-55M	~$20-30M	• Consolidate leadership structures and integrate functional teams • Consolidate IT systems, corporate real estate and other professional/corporate services • Eliminate duplicate third-party expenses and harmonize contracts to best terms
Other costs to achieve		*N/A*		~$20M	• Synergy achievement overhead costs including, project management costs, retention , third-party fees (tech integration, legal), certification/training, and branding/public company costs
Sub-total		~4-5%	~$80M	~$80M	
Dis-synergies			~$10M		• Costs to bring Kito Crosby to CMCO's standards (public reporting, risk management, governance, 401K matching)
Total Annual Net Run Rate Cost Synergies		~4%	~$70M		

Source: Company estimates and 3rd party analysis; These figures are preliminary and subject to change

CMCO INTELLIGENT MOTION
32

4 Unlocking Value Through Carefully Choreographed Cost Synergy Capture

Illustrative Annual Net Run Rate Cost Synergies of ~$70M



100%
60%
20%
Year 1
Year 2
Year 3

Year 1

- G&A and sales redundancies
- Third party spend rationalization
- Vendor harmonization/consolidation

Year 2

- Continue third party spend rationalization
- Finish vendor consolidation
- Begin optimization of distribution and warehousing
- Consolidate IT stack & licenses
- 80/20 and Lean CMBS Enhancements

Year 3

- Integrate processes and support activities
- Advance consolidation of the IT stack & licenses
- Ramp up activity on footprint consolidation
- Advanced 80/20 and Lean CMBS Enhancements

Source: Company estimates and 3rd party analysis; Synergy estimate is preliminary and subject to change

33

5 Highly Attractive Financial Profile That Delivers Value Creation for Shareholders

COLUMBUS McKINNON + KITO CROSBY™ – Divestiture

COLUMBUS McKINNON

$978M
Net Sales[1]

$146M
Credit Agreement Adjusted EBITDA[1,2,3]

~15%
Credit Agreement Adjusted EBITDA Margin[1,2,3]

PRO FORMA FINANCIAL PROFILE[4]

~$2.0B
Net Sales[3]

$429
Pro Forma Adjusted EBITDA[2,3]

~22%
Pro Forma Adjusted EBITDA Margin[2,3]

~35%
Hardware and Consumables Sales

36%
Adjusted Gross Margin[2]

~$70M
Annual Net Run Rate Cost Synergies

>100%
Free Cash Flow Conversion in the Near-Term[2,3,4]

>700bps
Credit Agreement Adjusted EBITDA Margin[2,3,5] Expansion

Note: Synergy estimate is preliminary and subject to change. [1] Financial data represents TTM ended September 30, 2025 for Columbus McKinnon standalone and does not reflect the Divestiture or the Transaction; [2] Non-GAAP financial measure. See reconciliation for Adjusted Gross Margin, Credit Agreement Adjusted EBITDA, Pro Forma Adjusted EBITDA, Credit Agreement Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin at the end of this Presentation. Forward-looking guidance for Free Cash Flow is made in a manner consistent with the relevant definition and assumptions noted herein, but reconciliations are not included because such reconciliations could not be produced without unreasonable effort; [3] Figures reflect the Transaction and the Divestiture and are inclusive of ~$70M of estimated Annual Net Run Rate Cost Synergies; [4] Free Cash Flow Conversion is defined as net cash provided by (used for) operating activities less capital expenditures over net income. While the Company expects Pro Forma Free Cash Flow Conversion of greater than 100% over time inclusive of synergies, the Company expects that metric may be impacted in the short-term by one-time costs; [5] Reflects margin expansion from standalone TTM ended September 30, 2025 Credit Agreement Adjusted EBITDA to Pro Forma Adjusted EBITDA adjusted for the Transaction, the Divestiture, and $70M of estimated Annual Net Run Rate Cost Synergies

CMCO INTELLIGENT MOTION
34

Embedding Combined Best Practices of 80/20 Process and Lean Manufacturing 5 to Enhance CMBS Multiple Long-Term Margin Expansion Opportunities Through the Combined Strength of Both Businesses CMBS 80/20 Process and Lean Manufacturing Footprint Optimization Raving fans and priority Strategic alignment of incremental Product Line account program Simplification manufacturing facility needs across Customer list simplification combined business Continued optimization of warehouses and MARKET CUSTOMER sales offices LED GENTRIC BUSINESS SYSTEM CMCO 80/20 Leverage Expansion of gross margins by aligning Product Line Kito Crosby manufacturing with demand to enable Simplification Lean Expertise Business longer manufacturing runs that reduce set OPERATIONALLY Segmentation, EXCELLENT up changes Zero Up Simplify the Business and Advance Integrate Manufacturing Implement CMBS Lean Manufacturing Footprint Strategy Deliver operating efficiencies across combined CMCO: 80/20 Process expertise Deliver improved operational performance Company by uniting best practices from both and synergy opportunities Kito Crosby: Lean Manufacturing expertise 35

5 Resilient, CapEx-Light Business Model

Historical CapEx as % of Net Sales

FYE[1] – 3/31



CMCO[2]
CMCO PF[3]
1.5%
2.3%
2.7%
2.1%
2.5%
2.6%
2023
2024
2025

Flexible Capital Efficiency:

Historical CMCO standalone CapEx[3] of ~2.0 – 2.5% of net sales with expected ability to manage down to ~1.0% based on economic environment

Commentary

- Combination results in highly cash flow-generative business enabling near-term focus on de-leveraging
- As the businesses integrate post-close, pro forma business is expected to reduce CapEx spend as management optimizes existing capital investment and footprint
- Current Columbus McKinnon CapEx investments associated with new facility in Monterrey, Mexico are largely complete
- Capital efficiency supported by resilient recurring sales contributed from Kito Crosby's low ASP consumables business
- From FY2015 – FY2025, average CMCO standalone CapEx of ~2.1% of net sales; expected ability to flex lower to ~1.0% in response to economic conditions (e.g. 2010, 2019–2020, 2022–2023)

Source: Company filings

Note: [1] Financial results reflect CMCO 3/31 FYE and Kito Crosby 12/31 FYE; [2] Reflects CMCO pro forma for the Divestiture; [3] Pro forma for the Acquisition and the Divestiture; [3] Based on FY2015 – FY2025 average percentage of net sales

36

5 De-Leveraging Remains the Primary Focus of CMCO's Capital Allocation Policy, Proven by Post-Acquisition Track Record

Demonstrated History of Net Leverage Ratio[1,2] Reduction Following Acquisitions

CAPITAL ALLOCATION PRIORITIES

1 Debt Reduction
- Primary allocation strategy for significant Free Cash Flow[1] generation
- History of acquisitions followed by de-leveraging
- Debt structure built to facilitate debt paydown

2 Growth
- Investment to drive sales growth and margin improvement

3 Dividend
- Continue track record of consistent dividend

4 M&A
- Significant Free Cash Flow[1] supports investment in intelligent motion strategy over the long-term

DORNER AND GARVEY ACQUISITIONS[3]
(closed April 2021 and December 2021)



3.5x
Pro Forma at Close³
2.7x
2.1x
Q1 FY22
Q4 FY23

MONTRATEC ACQUISITION
(closed May 2023)



2.7x
2.3x
Q1 FY24
Q4 FY24

✓ **Provided exposure to vertical end markets with secular growth trends**

✓ **Proven track record of successfully integrating acquisitions and realizing initial cost synergy estimates**

✓ **Highlights the Company's conviction regarding deleveraging**

Note: [1] Non-GAAP financial measure. See definition and reconciliation at the end of this Presentation; [2] Net Leverage Ratio is calculated on a financial covenant basis per the Company's Amended and Restated Credit Agreement; [3] Dorner and Garvey acquisition reflects the repayment of a portion of the debt incurred to finance the Dorner acquisition using proceeds from an underwritten public offering of shares of the Company's common stock

37

Equitizing the Balance Sheet Through CD&R Partnership 6 The Terms of CD&R's Preferred Equity Investment Create a Strong Alignment of Interests with Columbus McKinnon Key Terms Key Ownership Factors OWNERSHIP AND BOARD MEMBERSHIP: DIVIDENDS: l CD&R as-converted ownership at close is expected to be 42.5% of the Company following issuance of the Preferred l $800M Preferred equity investment subject to 7% annual dividend (PIK or cash at the Company’s option) l CD&R has the right to add three Board members to the Company’s existing nine-member Board upon closing of the Transaction, intending to l Participates in common stock dividends on as-converted basis provided designate Mike Lamach, Nate Sleeper and Andrew Campelli the Preferred will not participate in regular quarterly common stock dividends unless they exceed $0.07 per calendar quarterl CD&R’s voting rights cannot exceed 45% of all shareholders’ votes without approval LOCK-UP AND STANDSTILL: l Customary lock-up on CD&R’s shares until the later of (i) 2 years and (ii) 6 months after CD&R no longer has any board rights l Also includes customary standstill restrictions such as restrictions on CONVERSION: CD&R acquiring additional equity l Initial conversion price of $37.68 l Company may mandatorily convert the Preferred into common stock if REDEMPTION: the common share price is 200% of the conversion price for 20 of 30 l Company has option to redeem all the Preferred for cash at 200% of then- consecutive trading days current Liquidation Value l Convertible into common stock at any time at the option of CD&R l Company has option to redeem all the Preferred for cash at 150% of then- current Liquidation Value upon a Change of Control 38

⑥ CD&R Partnership Lends Long History of Operational Expertise

Proposed Additions to the Board



Michael Lamach
Operating Advisor, CD&R

- Former Executive Chair and Chief Executive Officer of Trane Technologies
- Serves on the board of directors of Honeywell, Nucor Corporation and PPG Industries
- Served as Chairman of the National Association of Manufacturers from 2019 to 2021

30+ years of relevant experience in the manufacturing sector

TRANE TECHNOLOGIES | IR | Johnson Controls | Honeywell | NUCOR | PPG



Nate Sleeper
Chief Executive Officer, CD&R

- Serves as the CEO of CD&R, chairs its Executive Committee and is a member of its Investment, Operating Review and Compliance committees
- Leads the firm's industrials investment vertical and is responsible for firm operations
- Serves on the boards of many of firm's industrial portfolio companies

~25 years at CD&R

BEACON | CORE & MAIN | HD SUPPLY | Hertz | resideo | US FOODS



Andrew Campelli
Partner, CD&R

- Joined CD&R's industrials team in 2015 and named a Partner of the Firm in 2021
- Has contributed to building the firm's industrials franchise
- Serves on the boards of Artera Services, Brand Industrial Services and Indicor

~10 years at CD&R

ARTERA | BRAND | indicor | resideo

Relevant CD&R Industrials Public Investments

Investment	Business Overview
BEACON	• Specialty wholesale distributor of roofing and complementary exterior building products in North America • Large branch network, serving residential and commercial customers with a wide range of professional-grade products
CORE & MAIN	• Specialized distributor of water, wastewater, storm drainage and fire protection products and related services • Serves municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets nationwide
HD SUPPLY	• Wholesale industrial distributor of construction, industrial and maintenance supplies in North America • Serves multifamily, hospitality, healthcare and institutional customers through a nationwide distribution network
resideo	• Global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management and safety and security solutions • Acquired Snap One Holdings in 2024, a leading provider of smart-living products, services and software to professional integrators
US FOODS	• Foodservice distributor in the U.S., supplying restaurants, healthcare, hospitality and government customers • Offers a broad portfolio of food products, kitchen supplies and business solutions through a nationwide distribution network

CD&R's Extensive Track Record in Operating Industrial Companies Will be an Asset for Columbus McKinnon's Continued Growth

CMCO INTELLIGENT MOTION Columbus McKinnon

39

Long-Term Vision Backed by Proven Leadership with Deep Operational Experience 7 GREG RUSTOWICZ DAVID WILSON ROBERT DESEL YOSHIO KITO EVP Finance & President, Chief Executive Officer Chief Executive Officer President, Japan & Asia Pacific Chief Financial Officer JON ADAMS APPAL CHINTAPALLI BROCK HANCOCK COREY FRANKLIN SVP, Business Integration and President, Americas Chief Financial Officer Chief Strategy Officer Strategic Project Management ALAN KORMAN MARK PARADOWSKI JON BACKES CARLO LONARDI SVP, General Counsel, Corporate SVP, Information President, Americas Lifting President, Americas Hoist & Cranes Development & Secretary Services & Chief Digital Officer Hardware + MARIO RAMOS WIM FABRICIUS ADRIENNE WILLIAMS MELISSA RUTHS Chief Product Technology Officer President, Europe, Middle East & SVP, Chief HR Officer Chief Marketing Officer and GM Latin America Africa KRISTINE MOSER THOMAS ALDER BILL FISHER JOHNSON K. LAI VP, Investor Relations VP, Global Operations Chief HR, Legal & Compliance Officer Chief Information Officer & Treasurer JIM ZUPANCIC MARC PREMONT VP, Operational Excellence Chief Product Officer Note: Logos represent a sample of the leadership teams’ prior experience 40

Dedicated Cross Functional Integration Process… 7 7-Member Cross-Functional Team, Led by Executive Appointed by CEO + and Supported by Functional Expertise Integration Management Synergy Capture l Integration to be focused on key decisions to enable l People, processes and assets to be integrated across integration value and target outcomes businesses to enable sustainable synergy capture l Risks to be identified early and mitigated to seek to ensure no l Key decisions to be made and actioned rapidly post-close risk to ongoing operations Culture Integration CMBS Harmonization l Intend to bring together the best of our collective capabilities l Standard work supported by data-driven management to serve our customers better than ever l Improve CMBS by bringing together the best of the collective l Compensation and benefits to be harmonized across both practices companies over time l Implement advanced lean culture and 80/20 process across both companies 41

7 …with a Holistic Approach to Governance and Accountability

Board / Board Subcommittee

Integration Steering Committee
Lead: David Wilson | ~ 6 Headcount

Integration Management Office
~ 7 Headcount + Bain

Value Capture	Regional Leadership	Value Capture & Functional Integration Reporting	Communications & Change Management	IT / Systems Project Management
RSG&A, Operational Improvement, Supply Chain and Sales	Regional points of contact for all Value Capture (Operations, RSGA, Sales) & Functional Integration	Tracking synergy capture and costs; Owning development and tracking against overall integration roadmap	Creating two-way communications with each stakeholder	Coordinating and executing systems integration & synergies (3rd Party Lead)

Regional & Functional Ownership (CMCO and Kito Crosby)

- Ops North America
- Commercial North America
- Ops EMEA
- Commercial EMEA
- Ops APAC
- Commercial APAC
- IT
- Finance
- HR
- Legal
- Product

~50 Dedicated Integration Resources with Ability to Flex Up in Support of Key Initiatives

CMCO INTELLIGENT MOTION

42

4 Historical Financial Overview

CONFIDENTIAL

Summary Historical Results (2024 – TTM 9/30/2025) – As Adjusted Combined

= CMCO = Kito Crosby = Estimated Annual Net Run Rate Cost Synergies

NET SALES

FYE[1] – 3/31, ($M)


$2,125
$1,111
$1,014
2024A
$2,064
$1,101
$963
2025A
$2,089
$1,111
$978
TTM 9/30/2025

Divestiture Impact ($135)

CREDIT AGREEMENT ADJUSTED EBITDA[2]

FYE[1] – 3/31, ($M)


= % margin[2]
20.4%
$433
$256
$177
2024A
20.1%
$416
$263
$153
2025A
22.9%
$479
$71
$262
$146
TTM 9/30/2025
PF Adjusted EBITDA of $429M includes the Divestiture impact and ~$70M of Annual Net Run Rate Cost Synergies

Divestiture Impact ($50)

CAPITAL EXPENDITURES

FYE[1] – 3/31, ($M)


= % of net sales
2.0%
$43
$18
$25
2024A
2.5%
$51
$30
$21
2025A
2.5%
$53
$35
$18
TTM 9/30/2025

Divestiture Impact ($1)

CREDIT AGREEMENT ADJUSTED EBITDA[2] - CAPEX

FYE[1] – 3/31, ($M)


= % conversion[3]
90.1%
$390
$237
$153
2024A
87.7%
$365
$233
$131
2025A
87.2%
$356
$228
$128
TTM 9/30/2025

Divestiture Impact ($48)

Note: Synergy estimate is preliminary and subject to change; based on Company estimates and 3rd party analysis. Historical figures reflect reported CMCO actuals and are not adjusted for the Divestiture; [1] Kito Crosby historical figures represent a 12/31 FYE; [2] Credit Agreement Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are non-GAAP financial measures. See reconciliation at the end of this Presentation; [3] Credit Agreement Adjusted EBITDA – CapEx Conversion defined as (Credit Agreement Adjusted EBITDA – CapEx) / Credit Agreement Adjusted EBITDA

44

Resilient Gross Margin Profile Backed by Strategic Initiatives CMCO Enhanced Gross Margins Through 80/20 Process, Commentary Shifting Focus to Tariff Mitigation FYE – 3/31 37.0% 36.5% l Strategic 80/20 process drove product line 34.8% 33.9% 33.8% 33.7% simplification and SKU rationalization, shedding lower-margin, more complex products to focus on core, higher-value offerings l Leveraged CMBS to drive factory productivity, improve on-time delivery, and reduce past-due backlog, directly improving cost absorption and defending gross margins against operational volatility 2021 2022 2023 2024 2025 TTM 9/30/2025 l Management systematically implemented price increases across its portfolio Proven ability to protect profitability through the cycle, offsetting macroeconomic volatility by executing on disciplined 80/20 process, CMBS, and strategic pricing actions 45

Financial Policy

Leverage	• Management and Board's #1 priority post-transaction will be de-leveraging • Intend to use near-term Free Cash Flow[1,2] to de-leverage • The Company's stated targeted Net Leverage Ratio[1] is ~2.0x over the long run
Capital Allocation	• Continue to re-invest in business to drive growth in margin-accretive product platforms • Target ~2.5% of net sales for capital expenditures, with expected ability to flex lower to ~1.0% in response to economic conditions
M&A	• No material M&A expected to be pursued outside of the pending Kito Crosby transaction (and the Divestiture) while the Company prioritizes using cash flow to repay debt • Continued focus on de-leveraging the balance sheet for the near term
Liquidity	• Maintain ample liquidity, including cash and availability under the Revolving Credit Facility and AR securitization • Target cash balance around ~$85M to drive lower interest expense, offset by availability under the AR securitization
Shareholder Distributions	• Continue to pay regular quarterly dividend • No share repurchases planned in the near term

Note: Target metrics are based on a variety of estimates and assumptions and are subject to risks and uncertainties and should not be relied upon as necessarily indicative of future results; [1] Net Leverage Ratio and Free Cash Flow are non-GAAP financial measures and are pro forma for the Divestiture. See definitions and reconciliations at the end of this Presentation. Forward-looking guidance for Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not included because such reconciliations could not be produced without unreasonable effort; [2] Free Cash Flow is defined as net cash provided by (used for) operating activities less capital expenditures

CMCO INTELLIGENT MOTION Columbus McKinnon
46

Capital Structure Summary

Pro forma capital structure provides financial flexibility with pre-payable debt to enable de-leveraging

- New $1,325M Term Loan B enables prepayment without penalty (subject to a 101 soft call for the first 6 months) with 1% required principal payments annually
- New $1,225M Senior Secured Debt provides for long-term fixed-rate capital (tranche(s) to be determined)
- Plan to hedge interest rate exposure with interest rate swaps (60-70% fixed with laddered maturities)
  - $355M notional of existing swaps at an average rate of 3.84%

$500M revolving credit facility bolsters liquidity profile following the Kito Crosby Transaction

- Upsized from current $175M revolver to post-Transaction revolving credit facility of $500M fully syndicated with a diverse lender group
- Completed extension of AR Securitization, which will be retained on a go-forward basis pro forma for the Kito Crosby Transaction

Targeting Net Leverage Ratio[1] of under 4.0x by the end of FY28 (~two years post expected closing)

- The Company's stated targeted Net Leverage Ratio[1] is ~2.0x over the long-term
- Excess Free Cash Flow[1] to be used for de-leveraging
- Plan to maintain quarterly common stock dividend at current level
- Flexibility to PIK preferred stock dividend quarterly as Company seeks to prioritize accelerated debt repayment

Note: Target metrics are based on a variety of estimates and assumptions and are subject to risks and uncertainties and should not be relied upon as necessarily indicative of future results; [1] Net Leverage Ratio is non-GAAP financial measures and is pro forma for the Divestiture. See definitions and reconciliations at the end of this Presentation. Forward-looking guidance for Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions noted herein. Reconciliations are not available on a forward-looking basis without unreasonable effort

47

Liquidity

($M)	Pro forma Sept. '25
Revolving Credit Facility	$500.0
Less: Initial Revolving Credit Facility Draw	26.3
Less: Letters of credit	18.7
Revolver availability	**$455.0**
AR Securitization	$60.0
Less: borrowings	22.9
AR Securitization availability	**$37.1**
Cash and cash equivalents	78.0
Liquidity	**$570.1**

Pro Forma Liquidity Considerations:

- Improved overall liquidity with capacity under $500M revolver and recently upsized availability on the AR securitization
- Excess cash expected to be deployed for debt repayment

Revolving Credit Facility:

- $500M facility available at closing of the Kito Crosby Transaction to the extent needed
- Letters of credit and initial revolver borrowings have minimal impact on liquidity with ~$455M available to fund go-forward potential working capital needs

AR Securitization Facility:

- Upsized $60M facility provides incremental liquidity
- Opportunity to add Kito Crosby at lower cost of capital

Ample Liquidity Provides Further Flexibility

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5 Appendix

Historical Financial Performance – Kito Crosby 1 1 1 ($M) Kito FYE 12/31/2023 Kito FYE 12/31/2024 Kito TTM 9/30/2025 Net Sales $1,111.1 $1,101.1 $1,110.7 Gross profit $378.8.. $425.8.. $427.0.. GM% 34.1% 38.7% 38.4% Selling, distribution, and administrative expenses 251.9 255.8 272.5 Amortization of intangible assets 21.4 18.2 19.1 Operating Income $105.5.. $151.8.. $135.4.. OM% 9.5% 13.8% 12.2% Interest expense, net 115.4 97.1 72.8 Other (income) expenses 1.0 10.1 (3.6) Income (loss) before income taxes ($10.9) $44.6 $66.2 Income tax expense 7.3 26.1 24.9 Net income (loss) ($18.2) $18.5 $41.3 Net income attributable to noncontrolling interest 1.2 1.1 1.2 Net income (loss) attributed to shareholders ($19.4) $17.4 $40.1 2,3 Credit Agreement Adjusted EBITDA $255.2.. ..$263.1.. $261.9.. 2 Credit Agreement Adjusted EBITDA Margin (%) 23.0% 23.9% 23.6% 1 2 Note: Figures shown on SEC uplifted basis. Please see as adjusted figures on pages 60 and 61 of this presentation ; Credit Agreement Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are non-GAAP financial measures. See definitions and 3 50 reconciliations at the end of this Presentation; Excludes run-rate synergies

Historical Balance Sheet and Cash Flow – Kito Crosby 1 1 1 ($M) Kito FYE 12/31/2023 Kito FYE 12/31/2024 Kito TTM 9/30/2025 Cash $209.3 $178.5 $177.3 Current portion of long-term debt 10.8 10.0 10.0 Long-term debt 948.8 965.1 960.1 2 Net Debt $750.3 $796.6 $792.8 2 Total Debt $959.6 $975.1 $970.1 Cash Flows Provided by (Used for) Operating Activities 89.8 58.6 37.7 CapEx (18.2) (29.8) (34.2) 3 Credit Agreement Adjusted EBITDA - CapEx $237.0.. $233.3.. $227.7.. 4 % conversion 92.9% 88.7% 86.9% 1 2 3 4 Note: Figures shown on an SEC uplifted basis; As reported on balance sheet, presented net of financing costs; Credit Agreement Adjusted EBITDA is a non-GAAP financial measure. See definition and reconciliation at the end of this Presentation; Defined as 51 (Credit Agreement Adjusted EBITDA – CapEx) / Credit Agreement Adjusted EBITDA

Non-GAAP Measures: CMCO Credit Agreement Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin

($'000s)	CMCO FYE 3/31/2024	CMCO FYE 3/31/2025	CMCO TTM 9/30/2025
Net income	**$46,625**	**($5,138)**	**$3,973**
Add back (deduct):			
Annualize net income for acquisitions	1,331	—	—
Annualize synergies for acquisitions	73	—	—
Income tax expense (benefit)	14,902	(367)	(66)
Interest and debt expense	37,957	32,426	33,284
Depreciation and amortization expense	45,945	48,187	48,644
Acquisition deal and integration costs	3,211	11,014	29,113
Stock compensation expense	12,039	6,256	6,707
Non-cash pensions settlement	4,984	23,634	433
Business realignment costs	1,867	2,517	5,042
Factory and warehouse consolidation	744	17,546	6,422
Headquarter relocation costs	2,059	373	297
Hurricane Helene cost impact	—	171	—
Cost of debt repricing and refinancing	1,190	—	—
Mexico customs duty assessment	—	1,067	1,067
Customer bad debt[1]	—	1,299	1,299
Monterrey, Mexico new factory start-up costs	4,489	13,748	9,862
Credit Agreement Adjusted EBITDA	**$177,416**	**$152,733**	**$146,077**
Net sales	**$1,013,540**	**$963,027**	**$977,994**
Net margin (%)	*4.6%*	*(0.5%)*	*0.4%*
Credit Agreement Adjusted EBITDA Margin (%)	*17.5%*	*15.9%*	*14.9%*

Note: [1] Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025

52

Non-GAAP Measures: Kito Crosby Credit Agreement Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin ($M) Kito FYE 12/31/2023 Kito FYE 12/31/2024 Kito TTM 9/30/2025 Net income (loss) ($18.2) $18.5 $41.3 Add back (deduct): Income tax expense (benefit) 7.3 26.1 24.9 Interest and debt expense 115.4 97.1 72.8 Realized/unrealized hedge (gains) losses (5.2) (5.7) (4.1) Depreciation and amortization expense 81.1 72.9 69.3 Transaction and integration costs 22.9 20.2 40.2 Acquisition inventory step-up expense 41.3 0.3 0.3 Debt extinguishment expense 5.0 16.0 — Non-recurring legal expenses 5.4 12.1 11.4 Other 4.0 4.1 (1.1) Management fees and related expenses 1.6 1.6 1.6 Credit Agreement Adjusted EBITDA $255.5 $263.1 $261.9 Net sales $1,111.1 $1,101.1 $1,110.7 Net margin (%) (1.6%) 1.7% 3.7% Credit Agreement Adjusted EBITDA Margin (%) 23.0% 23.9% 23.6% Note: May not add due to rounding 53

Non-GAAP Measure: Credit Agreement Adjusted EBITDA & Credit Agreement Adjusted EBITDA Margin

	Trailing Twelve Months Ended September 30, 2025				
($'000s)	CMCO Standalone (pre-Divestiture)	Kito Crosby	Divestiture	Pro Forma and Other Adjustments	Pro Forma
Net Income (Loss)	$3,973	$41,268	$29,198	(314,022)	($239,583)
Addback (deduct):					
Income Tax (Benefit) Expense	(66)	24,900	35,200	(57,766)	2,268
Interest Expense	33,284	72,800	(11,200)	128,818	223,703
Depreciation & Amortization	48,644	69,332	(2,162)	124,879	240,693
EBITDA	**$85,835**	**$208,300**	**$51,036**	**(118,091)**	**$227,081**
Loss on Debt Extinguishment	-	-	-	4,739	4,739
Gain on Divestiture	-	-	(105,641)	-	(105,641)
Stock Based Compensation	6,707	-	-	-	6,707
Acquisition Deal and Integration Costs	29,113	40,222	5,000	35,558	109,893
Business Realignment Costs	5,042	-	-	-	5,042
Factory and Warehouse Consolidation Costs	6,422	-	-	-	6,422
Headquarter Relocation Costs	297	-	-	-	297
Mexico Customs Duty Assessment	1,067	-	-	-	1,067
Customer Bad Debt Expense	1,299	-	-	-	1,299
Monterrey, Mexico New Factory Start-Up Costs	9,862	-	-	-	9,862
Investment (Income) Loss	(2,053)	-	-	-	(2,053)
Foreign Currency Exchange Loss	3,989	-	-	-	3,989
Other (income) Expense, Net	740	500	-	-	1,240
Kito Crosby Realized/unrealized hedge (gains) losses	-	(4,100)	-	-	(4,100)
Pension Settlement Expense	433	-	-	-	433
Kito Crosby Management Fees and Related Expenses	-	1,600	-	-	1,600
Kito Crosby Inventory Step-Up from Purchase Accounting	-	300	-	77,795	78,094
Kito Crosby Legal	-	11,414	-	-	11,414
Kito Crosby Other	-	4,135	-	-	4,135
Adjusted EBITDA	**$148,753**	**$262,371**	**($49,605)**	**1**	**$361,520**
Investment Income (Loss)[1]	2,053	-	-	-	2,053
Foreign Currency Exchange Loss[1]	(3,989)	-	-	-	(3,989)
Other Income (Expense), Net[1]	(740)	(500)	-	-	(1,240)
Estimated Annual Net Run Rate Cost Synergies	-	-	-	70,640	70,640
Credit Agreement Adjusted EBITDA	**$146,077**	**$261,871**	**($49,605)**	**70,641**	**$428,984[2]**
Credit Agreement Adjusted EBITDA Margin	***14.9%***	***23.6%***	***36.7%***	***NM***	***22.0%***

Note: [1] Reflects removal of certain items included in the Company's public Adjusted EBITDA calculation but excluded from Credit Agreement Adjusted EBITDA; [2] Credit Agreement Adjusted EBITDA for TTM 9/30/2025, giving pro forma effect to the transactions, is referred to as "Pro Forma Adjusted EBITDA" elsewhere in the presentation

54

Non-GAAP Measure: Adjusted Gross Profit & Adjusted Gross Profit Margin Trailing Twelve Months Ended September 30, 2025 CMCO Standalone Divestiture Purchase Accounting ($M) (pre-Divestiture) Kito Crosby Adjustments Adjustments Pro Forma 1 Gross profit $329.3 $416.3 ($58.7) ($97.7) $589.2 Addback: Acquisition integration costs 0.1 - - - 0.1 Business realignment costs 2.0 - - - 2.0 Factory and warehouse consolidation costs 5.4 - - - 5.4 Monterrey, Mexico new factory start-up costs 9.5 - - - 9.5 eepos purchase accounting adjustments - 0.3 - - 0.3 Other adjustments - 0.3 - - 0.3 Kito Crosby inventory step-up from purchase accounting - - - 77.8 77.8 Incremental Depreciation Expense from purchase accounting - - - 19.9 19.9 Adjusted Gross Profit $346.3 $416.9 ($58.7) - $704.5 Net Sales 978.0 1,110.7 (135.3) - 1,953.4 Gross margin 33.7% 37.5% 43.4% - 30.2% Adjusted Gross Margin 35.4% 37.5% 43.4% - 36.1% 1 Note: Adjusted Gross Profit is gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales; For purposes of the presentation set forth above, certain reclassification adjustments have been 55 made to conform Kito Crosby’s gross profit for the twelve months ended September 30, 2025 to Columbus McKinnon’s financial statement presentation.

Non-GAAP Measures: CMCO Free Cash Flow (FCF) and Free Cash Flow Conversion CMCO FYE CMCO FYE CMCO FYE CMCO TTM ($’000s) 3/31/2023 3/31/2024 3/31/2025 9/30/2025 Net cash provided by operating activities $83,636 $67,198 $45,612 $47,230 Capital expenditures (12,632) (24,813) (21,411) (17,866) Free Cash Flow (FCF) $71,004 $42,385 $24,201 $29,364 Net income $48,429 $46,625 ($5,138) $3,973 Free Cash Flow Conversion (%) 147% 91% NM 739% Note: Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Conversion is defined as Free Cash Flow divided by net income. 56

Non-GAAP Measures: CMCO Net Debt and Net Leverage Ratio

($'000s)	Trailing Twelve Months Q1 FY22	Q4 FY23	Q1 FY24	Q4 FY24
Net income	**$4,812**	**$48,429**	**$49,313**	**$46,625**
Add back (deduct):				
Annualize net income for acquisitions[1]	25,356	–	7,994	1,331
Annualize synergies for acquisitions[1]	5,387	–	401	73
Income tax expense (benefit)	(585)	26,046	20,547	14,902
Interest and debt expense	14,705	27,942	30,364	37,957
Non-Cash loss related to asset retirement	–	175	2	–
Gain on sale of Facility	(2,638)	(232)	(232)	–
Non-cash pension settlement[2]	105	–	–	4,984
Stock compensation expense	8,213	10,425	11,655	12,039
Garvey contingent consideration	–	1,230	1,230	–
Depreciation and amortization expense	31,540	41,947	42,368	45,945
Acquisition deal and integration costs	13,193	616	3,117	3,211
Acquisition amortization of backlog	2,981	–	–	–
Business realignment costs	1,272	5,140	3,857	1,867
Monterrey, Mexico start-up costs	–	–	–	4,489
Factory and warehouse consolidation	1,522	–	117	744
Headquarter relocation costs	–	996	2,224	2,059
Insurance settlement	88	–	–	–
BUE Settlement	16,221	–	–	–
Other	(1,488)	–	–	–
Cost of debt refinancing	14,803	–	–	1,190
TTM Credit Agreement Adjusted EBITDA	**$135,487**	**$162,714**	**$172,957**	**$177,416**
Total debt	459,296	471,592	579,769	530,236
Cash and cash equivalents	(88,654)	(133,176)	(106,994)	(114,126)
Net Debt	**$370,642**	**$338,416**	**$472,775**	**$416,110**
Net Leverage Ratio	**2.7x**	**2.1x**	**2.7x**	**2.3x**

Note: References to Net Debt herein refer to clause (i) of the definition of Consolidated Total Leverage Ratio in the New Senior Secured Credit Agreement, which is defined as an amount equal to total debt of the Company and its subsidiaries outstanding on such date (subject to certain exclusions, including the Company's AR Securitization Facility), less unrestricted cash on hand of the Company and its subsidiaries on such date and certain guarantees. References to Net Leverage Ratio herein refer to the definition of Consolidated Total Leverage Ratio in the New Senior Secured Credit Agreement, which is defined as Net Debt divided by Credit Agreement Adjusted EBITDA. TTM Credit Agreement Adjusted EBITDA is defined in the Company's new credit agreement as credit agreement net income before interest expense, income taxes, depreciation, amortization and certain other adjustments. Credit Agreement Adjusted EBITDA Margin is defined as Credit Agreement Adjusted EBITDA divided by net sales.

Note: [1] EBITDA is normalized to include a full year of the acquired entity and assuming that deal related synergies are achieved for montratec in fiscal year 2024 and Dorner and Garvey in fiscal year 2023; [2] During the quarter ending December 31, 2023, certain employees in one of the Company's U.S pension plans accepted an offer to settle their pension obligation with a lump sum payment. These lump sum settlements are one of the steps the Company is taking to terminate the plan by transferring the liabilities to a third-party. As a result, the Company recorded a non-cash settlement charge in the amount $4,599,000.

CMCO INTELLIGENT MOTION

57